Exhibit 10.1

AMENDMENT No. 1

To

CELGENE CORPORATION

2008 STOCK INCENTIVE PLAN

(AMENDED AND RESTATED AS OF APRIL 17, 2013)

WHEREAS, Celgene Corporation (the “Company”) maintains the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of April 17, 2013) (the “Plan”);

WHEREAS, pursuant to Article 14 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, subject to stockholder approval in certain instances; and

WHEREAS, the Board has authorized an amendment to the Plan, effective as of April 17, 2014, subject to stockholder approval at the Company’s annual meeting of stockholders occurring on June 18, 2014 (the “2014 Annual Meeting”).

NOW, THEREFORE, the Plan is hereby amended, subject to stockholder approval at the 2014 Annual Meeting, as follows:

1.	Section 2.7 of the Plan is amended to substitute the phrase “Rule 5605(a)(2) of the NASDAQ Listing Rules” for the phrase “NASD Rule 4200(a)(15) of the Financial Industry Regulatory Authority Rulebook”.

2.	The first sentence of Section 4.1(a) of the Plan is amended in its entirety, effective as of the date of the 2014 Annual Meeting and subject to stockholder approval at the 2014 Annual Meeting, to read as follows:

“The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 113,981,641 shares (subject to any increase or decrease pursuant to Section 4.2).”

3.	Article 18 of the Plan is amended in its entirety, effective as of the date of the 2014 Annual Meeting and subject to stockholder approval at the 2014 Annual Meeting, to read as follows:

“Article 18.

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after April 17, 2024, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be

“performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the stockholders in the fifth year following the year in which the stockholders approve the Performance Goals set forth on Exhibit A unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.”

4.	Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.